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                                                                            23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the inclusion in this registration statement on Form S-1 (File No. ___-_____) of our report dated March 26, 1999, except for Note 12 as to which the date is March 30, 1999, on our audits of the consolidated financial statements of MyPoints.com, Inc. (formerly Intellipost Corporation). We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, California
March 31, 1999